UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – JANUARY 23, 2013

CIG WIRELESS CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	000-53677	68-0672900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Five Concourse Parkway, Suite 3100

Atlanta, GA 30328

(Address of principal executive offices)

       (678) 332-5000

(Registrant's telephone number, including area code)

             N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03:             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 23, 2013, the Board of Directors (the “Board”) of CIG Wireless Corp. (the “Company”) approved a change in the Company’s fiscal year end from September 30th to December 31st. The Company will file a transition report on Form 10-KT that covers the period from October 1, 2012 to December 31, 2012.

Item 8.01:             Other Events.

Compensation Committee

On January 23, 2013, the Board authorized the creation of a compensation committee (the “Compensation Committee”). The Board also adopted a charter for the operation of the Compensation Committee, outlining such committee’s responsibilities. The Compensation Committee will consist of at least two (2) independent members of the Board. The Board has appointed Gabriel Margent and Gert Rieder as the initial members of the Compensation Committee.

Nominating Committee

The Board has also authorized the creation of a Nominating Committee. Gabriel Margent and Gert Rieder shall serve as the initial members of the Nominating Committee.

Stock Option Plan

The Board has approved a stock option plan for the Company (the “2013 Stock Option Plan”), and authorized the issuance of up to One Million (1,000,000) shares of the Company’s common stock pursuant to such Stock Option Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIG WIRELESS CORP.

By:	/s/ Paul McGinn
Name: Paul McGinn Title: Chief Executive Officer

Date: January 25, 2013